Exhibit 99.1

KEYSPAN
                                                                           NEWS
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KeySpan Corporation                                       For Immediate Release



Contacts:   Investor Relations                            Media Relations
            George Laskaris                               Jody Fisher
            718.403.2526                                  718.403.2414


                         KeySpan Announces 2006 Guidance
        Targets 9-10% Total Shareholder Return with 4-5% Earnings Growth
                        Reaffirms 2005 Earnings Guidance

BROOKLYN, N.Y. - (BUSINESS WIRE) - January 10, 2006 - KeySpan Corporation (NYSE:KSE) announced today that it forecasts 2006 earnings in the range of $2.40 to $2.50 per share, driven by the strong performance of its gas distribution and electric services businesses. This is an increase of 4% to 5% over 2005 earnings guidance.

The Company also reaffirmed its prior forecast for 2005 consolidated earnings of $2.30 to $2.40 per share, excluding special items and including the impact of the MEDS conversion to equity in May 2005.

"It is gratifying that KeySpan continues to grow our gas and electric businesses within the dynamic markets of the Northeast United States, providing excellent service to our customers and delivering strong performance for our shareholders," said Robert B. Catell, Chairman and Chief Executive Officer. "Our 2006 guidance reflects projected earnings growth from the ongoing strong performance of our core businesses. We remain committed to maintaining our strong financial condition with low leverage and `A' quality credit ratings. As always, we will continue to focus on managing our expenses, making our growth as efficient as possible, while aggressively seeking new energy investments which will support our gas and electric businesses."

Business Drivers

The fundamentals of the Gas Distribution segment remain strong, with continued growth in new gross profit margin and efficient expense management. In light of unprecedented gas prices experienced during 2005, operating income guidance for 2006 is the same as 2005, reflecting the projected impact of higher conservation, attrition and uncollectibles, which the Company has prudently provided for and hopes to be of a short term nature. Despite high gas commodity costs, the Gas Distribution business is expected to add approximately $49 million of gross profit margin in 2005, $2 million above its original goal, as it continues to add gas conversions and new customers across all of its gas distribution territories. The gross profit margin goal for 2006 is $50 million with a continued improvement in marketing expenses. The low saturation level of approximately 55% within KeySpan's service territories provides the basis for continued organic growth.

The Electric Services business is expected to continue to provide strong earnings contribution from its contractual and load pocket operations in the New York City and Long Island regions. The extension and restructuring of the contracts with the Long Island Power Authority will assure the continuity of the operating income contribution of the contracts through 2013. The Company is forecasting an increase in the in-city reliability rule to 82%. In the energy market, the Company is expecting strong spark spreads. All of these factors have been reflected in the 2006 operating income guidance for this business segment.


The Energy Services segment continues to improve its productivity, with the Home Energy Services division supporting the core gas distribution business. The Business Solutions division remains focused on fee-based professional services.



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



The Energy Investments segment primarily consists of gas pipeline, storage, and LNG assets to support the core gas business in the Northeast. This segment also includes the Seneca Upshur subsidiary, which owns oil and gas production assets in West Virginia and Pennsylvania. This segment continues to pursue new investments, which include projects such as the Islander East and Millennium pipelines with projected in-service dates of 2007-2008, as well as the upgrade of the Providence LNG plant, gas storage, generation, and other strategic assets in the Northeast.


 Financial Update

In December 2005, the Company announced the second consecutive increase of its annual dividend to $1.86 per share, starting in February 2006. The current dividend of $1.82 per share provides a yield of approximately 5%.

Maintenance capital expenditures in 2005 are projected to be approximately $405 million, 5% lower than estimated 2005 levels.

The Company's total debt-to-capitalization ratio is projected to be approximately 49% at year-end 2005, which is approximately 840 basis points lower than year-end 2004. The Company redeemed and refinanced approximately $700 million of long-term debt during 2005, and virtually no long-term bonds are maturing until 2008.

"KeySpan is committed to maintaining its strong financial position, with an enhanced balance sheet, increased liquidity and continued access to the capital markets," Mr. Catell concluded. "Our businesses are positioned to support the growth of the dividend with its strong yield of 5%. This, in addition to KeySpan's earnings growth, should result in a total shareholder return of 9% to 10% in 2006."

Company Presentation and Webcast

KeySpan's management team will conduct presentations on Tuesday, January 10, 2006 in New York City, and on Wednesday, January 11, 2006 in Boston. The
presentation is posted on KeySpan's Investor Relations Website at http://investor.keyspanenergy.com.


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


In addition, investors are also invited to participate in a live webcast of the presentation:

    Tuesday, January 10, 2006 at 12:30 p.m. (EST)
    KeySpan's website: http://investor.keyspanenergy.com


The following are the key assumptions employed in developing KeySpan's 2006 forecast:

  Gas
  ---
--   $50 Million in new gas Gross Profit Margin added

-- $12 Million increase for PBR and Pension adjustments in New England rate case

--   $15 Million increase in Uncollectible expense (due to higher gas costs)

-- $10 Million increase in gas growth capital expenditures -- Normal winter weather

  Electric
  --------
--   $25 to $30 per megawatt-hour average Ravenswood average spark spread

--   Approximately $110 million in Operating income from all LIPA contracts

--   Normal summer weather

  Corporate
  ---------
--   Operations & Maintenance expenses - similar to 2005 level

--   Range of 5% - 6% for average short-term interest rates


2006 Guidance
Operating Income                           ($ millions except per share amounts)
--------------------------------------------------------------------------------
Gas Distribution                                         $580 - $600
Electric Services                                        $330 - $350
Energy Services                                          $0 - $5
Energy Investments                                       $10 - $20
Other / Reconciliations                                  $(10) - $10
-----------------------                                  -----------
Total Operating Income                                   $910 - $985

Other Income & Deductions                                $20 - $25
Interest                                                 ($260) - ($280)
Taxes                                                    ($260) - ($280)

Consolidated Earnings (from Continuing Operations)       $410 - $450
Average Shares Outstanding (millions)                        175
Earnings Per Share (from Continuing Operations)          $2.40 - $2.50

Note: Does not foot due to rounding and ranges




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




A member of Standard & Poor's 500 Index, KeySpan Corporation (NYSE:KSE) is the largest distributor of natural gas in the Northeast with 2.6 million customers, operating regulated natural gas utilities in New York, Massachusetts and New
Hampshire which do business as KeySpan Energy Delivery. This customer focused business is complemented by the Energy Services business which offers a portfolio of energy-related products, services and solutions to homes and businesses. KeySpan is also the largest owner of electric generation in New York State. We own approximately 6,650 megawatts of generating capacity, which provides power to the 1.1 million customers of the Long Island Power Authority and supplies 25% of New York City's capacity needs. In addition to these assets, KeySpan has strategic investments in production, pipeline transportation, distribution and storage. KeySpan has headquarters in Brooklyn, Boston and Long Island.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of the carrying value of our investment in certain unregulated subsidiaries and natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.



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